Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Announces
J. Thomas Wiley, Jr. as Chief Executive Officer

ATLANTA, GA, April 27, 2017 - State Bank Financial Corporation (the “Company”) (NASDAQ: STBZ), the holding company for State Bank and Trust Company (the “Bank”), today announced that the Company’s Board of Directors has elected J. Thomas Wiley, Jr. as Chief Executive Officer of the Company, effective June 1, 2017. Current Chairman and Chief Executive Officer Joseph W. Evans will remain Chairman of the Company. In this capacity, Mr. Evans will continue to focus on board governance, strategic planning, and corporate development. Mr. Evans’ employment agreement has been amended to provide for his service in this capacity for an additional three years. In his expanded role, Mr. Wiley will now formally oversee implementation of the Company’s strategic plan and have direct reports of all other senior management at both the Company and the Bank.

“Succession planning has been one of my highest priorities for a long time. To that end, I will be 70 years old in less than three years and believe now is the time to formalize what has been evolving within our organization over the past few years,” Mr. Evans commented. “My goal has been to ultimately work myself out of a job. Tom is doing a tremendous job running the Bank and is supported by an incredibly talented team that was built with my succession in mind,” Mr. Evans continued. “He and I have enjoyed an exceptional working relationship for 35 years, over which time he served as President or CEO of four different banks. He is an outstanding leader and a great friend.”

Mr. Wiley has served as Chief Executive Officer of the Bank since January 2015, as President of the Company since January 2013, and as a director of the Company and the Bank since 2010. He was among the investors, along with Mr. Evans and the Bank’s executive management team, who participated in the equity raise that led to the Bank’s recapitalization in 2009.

Prior to State Bank, Mr. Wiley served as President and Chief Executive Officer of The Coastal Bank in Savannah from 2007 to 2012 and as President and Chief Executive Officer of Flag Bank from 2002 to 2006, where he was instrumental in the growth of Flag’s presence in Atlanta. Mr. Wiley began his career with Citizens & Southern National Bank in 1975 and joined Mr. Evans in 1982 at Bank Corporation of Georgia.

Mr. Wiley serves on the board of governors of the Georgia Chamber of Commerce and is a former chairman of the Georgia Bankers Association. Mr. Wiley earned his bachelor’s degree in business administration from Valdosta State University and is a graduate of the Graduate School of Banking at Louisiana State University.

"I am still 100% engaged at State Bank as a strategist and a coach, but bankers far more skilled and younger than I are the folks actually running the place. State Bank’s best days are yet to come, and I am pleased to be invested in this team,” Mr. Evans stated.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $4.2 billion in assets as of March 31, 2017, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 31 full-service banking offices and eight mortgage origination offices in seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding our belief that the Bank’s best days are yet to come. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, either nationally or in our markets, the reaction to the transactions of each bank’s customers, employees and counterparties, or difficulties related to the transition of services, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.